Exhibit 107

Calculation of Filing Fee Table

Form S-1

(Form Type)

BKV Corporation

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee
Fees to Be Paid	Equity	Common Stock, par value $0.01 per share	457(a)	17,250,000(1)	$21.00	$362,250,000	(2)	$0.00014760	$53,468.10
Fees Previously Paid	Equity	Common Stock, par value $0.01 per share	457(o)	—	—	$100,000,000	(3)	$0.00011020	$11,020.00
	Total Offering Amounts					$362,250,000			$53,468.10
	Total Fees Previously Paid								$11,020.00
	Total Fee Offsets								—
	Net Fee Due								$42,448.10

(1)	Includes common stock issuable upon exercise of the underwriters’ option to purchase up to 2,250,000 additional shares of common stock.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(a) under the Securities Act of 1933, as amended.

(3)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.